Exhibit 10.42

April 11, 2024

MSP RECOVERY, INC.

2701 S. Le Jeune Road, Floor 10

Coral Gables, Florida 33134

Ladies and Gentlemen:

Reference is made to that certain Standby Equity Purchase Agreement dated as of November 14, 2023 (the “SEPA”) between YA II PN, LTD, a Cayman Islands exempt limited partnership (the “Investor”), and MSP RECOVERY, INC., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the SEPA.

Pursuant to Section 3.02 of the SEPA, regardless of the Advance requested by the Company, the Investor shall not be obligated to purchase or acquire any Common Shares of the Company to the extent that it would cause the Investor to beneficially own in excess of 9.99% of the then outstanding Common Shares of the Company. Such limitation could limit the ability of the Company to request Advances under the SEPA.

The Investor hereby agrees, that with a view towards making funding available to the Company pursuant to the SEPA, it will not intentionally acquire or hold Common Shares of the Company for the purpose of preventing the Company from raising funds under the SEPA. In furtherance of the foregoing, the Investor agrees that if it nonetheless wishes to hold Common Shares which would prevent the Company from utilizing the SEPA solely due to the limitation in Section 3.02, the Investor commits to fund an additional Pre-Paid Advance in the principal amount of $13,000,000 on the same terms and conditions as the previous Pre-Paid Advances.

[Signature page follows.]

Exhibit 10.42

IN WITNESS WHEREOF, each of the Investor and Company has executed or caused this letter agreement to be executed by its duly authorized representative as of the date set forth above.

INVESTOR:

YA II PN, LTD. By: Yorkville Advisors Global, LP Its: Investment Manager By: Yorkville Advisors Global II, LLC Its: General Partner By:________________________________ Name: Matt Beckman

ISSUER:

MSP RECOVERY, INC. By:________________________________ Name: Title: